                            SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section
                  14(a) of the Securities Exchange Act of 1934
                             (Amendment No.       )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /


Check the appropriate box:
/ /  Preliminary Proxy Statement    / /  Confidential for use of the Commission
/X/  Definitive Proxy Statement          only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12



                           FOSTER WHEELER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           FOSTER WHEELER CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement

       Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.

1)       Title of each class of securities to which transaction applies:

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2)       Aggregate number of securities to which transaction applies:

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3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)       Proposed maximum aggregate value of transaction:

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5)       Total fee paid:

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/X/      Fee paid previously with preliminary materials.


/ /      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

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
                     NOTICE OF MEETING AND PROXY STATEMENT

                           FOSTER WHEELER CORPORATION
                           PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                             ----------------------

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                                 April 30, 1996

                             ----------------------

         The Annual Meeting of Stockholders of Foster Wheeler Corporation will be held in the Grand Ballroom of the Hanover Marriott Hotel, 1401 Route 10 East, Whippany, New Jersey, on Tuesday, April 30, 1996, at two o'clock in the afternoon for the following purposes:

         1.      To elect five Directors.

         2. To act upon a proposal to amend the Corporation's Certificate of Incorporation so as to increase the authorized Common Stock.

         3.      To ratify the selection of independent auditors.

         4. To transact such other business as may properly come before the meeting or adjournments thereof.

         The Board of Directors has fixed the close of business on March 15, 1996, as the record date for determination of Stockholders entitled to notice of and to vote at the meeting or adjournments thereof.

                                              By Order of the Board of Directors


                                              JACK E. DEONES
                                              Vice President & Secretary

March 22, 1996





     IT WILL GREATLY ASSIST MANAGEMENT IN REDUCING EXPENSES IN CONNECTION WITH THE MEETING IF YOU PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE WHETHER YOU OWN FEW OR MANY SHARES. STOCKHOLDERS WHO EXPECT TO ATTEND THE MEETING IN PERSON SHOULD CHECK THE APPROPRIATE SPACE ON THE PROXY CARD. A RESERVATION CARD WILL BE SENT TO YOU UPON RECEIPT OF THE PROXY CARD SO MARKED.

                           FOSTER WHEELER CORPORATION
                           PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                             ----------------------

                                PROXY STATEMENT

                             ----------------------

                  For the 1996 Annual Meeting of Stockholders
                           to be held April 30, 1996

                             ----------------------



                              GENERAL INFORMATION

         This statement is furnished in connection with the solicitation by the Board of Directors of Foster Wheeler Corporation (hereinafter the "Corporation" or "Foster Wheeler") of proxies to be used at the 1996 Annual Meeting of Stockholders of the Corporation, to be held at the time, place and for the purposes set forth in the accompanying Notice of 1996 Annual Meeting of Stockholders. This solicitation will begin on the date of mailing, March 22, 1996.

         Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by a Stockholder by written notice of such revocation, or by a later-dated proxy, delivered to the Inspectors of Election at any time prior to the shares represented by such earlier proxy being voted.

         A copy of the 1995 Annual Report to Stockholders, including financial statements for the fiscal year ended December 29, 1995, has been sent to each Stockholder.


         The Board of Directors has fixed the close of business on March 15, 1996, as the record date for determination of Stockholders entitled to notice of and to vote at the meeting or adjournments thereof. As of March 15, 1996, the outstanding voting securities of the Corporation consist of 40,500,686 shares of Common Stock, $1.00 par value, holders of which are entitled to one vote per share.


                             ELECTION OF DIRECTORS

         Pursuant to an Amendment to the Corporation's Certificate of Incorporation adopted by Stockholders at the 1983 Annual Meeting which provided, among other things, for the classification of Directors with respect to the term for which they shall severally hold office, the number of Directors to be elected at this meeting is five. With the exception of Mr. E. James Ferland, each is to be elected for a three-year term. Mr. Ferland is to be elected for a two-year term, so as to make the classes of Directors more even in number. The proxy agents of the Board of Directors intend to vote for the election of the nominees below named, unless instructed otherwise. With the exceptions of Mr. David J. Farris and Ms. Constance J. Horner, all nominees were previously elected by the Stockholders. Mr. Farris and Ms. Horner were elected as Directors by the Board effective March 23, 1996. All terms of office of nominees, other than Mr. Ferland, if elected, will expire at the 1999 Annual Meeting of Stockholders or when their successors are duly elected and qualified. Mr. Ferland's term will expire at the 1998 Annual Meeting of Stockholders. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the Board of Directors will either reduce the size of the Board, or select substitute nominees after identifying suitable candidates. A resolution adopted by the Board of Directors on January 30, 1996, provides for a Board of 14 Directors, which is the number of Directors that will be serving on the Board effective March 23, 1996.


         The following table of Director nominees is based upon information furnished by the nominees as of March 22, 1996.


                                                                                           SHARES OF
                                 FIRST            PRINCIPAL OCCUPATION                    COMMON STOCK
                                 YEAR            DURING PAST FIVE YEARS                      OWNED
NAME                   AGE      ELECTED          AND OTHER DIRECTORSHIPS                  BENEFICIALLY(1)
----                   ---      -------          -----------------------                  ------------
Louis E. Azzato. . .   65        1978       Retired, formerly Chairman and Chief            116,765
                                            Executive Officer of the Corporation;           (67,416)
                                            Director--First Fidelity Bancorporation,
                                            First Fidelity Bank, Blue Cross and Blue
                                            Shield of New Jersey.

David J. Farris. . .   60        1996       Chief Operating Officer of Beneficial             1,000
                                            Corporation and President and Chief
                                            Executive Officer of Beneficial Management
                                            Corporation (Financial Services);
                                            Director--Beneficial Corporation.

E. James Ferland . .   54        1993       Chairman of the Board, President and Chief       10,000
                                            Executive Officer of Public Service              (6,000)
                                            Enterprise Group Incorporated and Chairman
                                            of the Board and Chief Executive
                                            Officer of Public Service Electric and
                                            Gas Company; Director--The Hartford
                                            Steam Boiler Inspection and Insurance
                                            Company.

Constance J. Horner.   54        1996       Guest scholar at The Brookings Institution        1,000
                                            since 1993.  Commissioner, U.S.
                                            Commission on Civil Rights (Government).
                                            From 1991 to 1993, Assistant to the
                                            President and Director of Presidential
                                            Personnel at the White House;
                                            Director--Ingersoll-Rand Company, Pfizer,
                                            Inc., Prudential Insurance Company of America.

Frank E. Perkins. . .  62        1981       Professor of Civil Engineering, Massachusetts    10,480
                                            Institute of Technology (Educator).  Formerly   (10,000)
                                            Dean of the Graduate School, Massachusetts
                                            Institute of Technology.


The Board of Directors recommends a vote FOR the election of the above-named nominees.

-----------------------------
(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting and sole investment power.

        Similar information on the remaining Directors is as follows:




                                                                                           SHARES OF
                                 FIRST            PRINCIPAL OCCUPATION                    COMMON STOCK
                                 YEAR            DURING PAST FIVE YEARS                      OWNED
NAME                   AGE      ELECTED          AND OTHER DIRECTORSHIPS                  BENEFICIALLY(1)
----                   ---      -------          -----------------------                  ------------
Eugene D. Atkinson. .  51        1995       Limited Partner, Goldman, Sachs & Co. and         4,000
(Term ends 1998)                            Chairman of Goldman Sachs (International).       (2,000)
                                            Formerly held several executive
                                            positions with Goldman, Sachs & Co.
                                            (Investment Banking).

Kenneth A. DeGhetto(2) 71        1972       Retired, formerly Chairman of the Board of       20,547
(Term ends 1996)                            the Corporation; Director--Brandon Systems       (4,000)
                                            Corp., Cali Realty Corp.

Martha Clark Goss. .   46        1994       Vice President and Chief Financial Officer of     5,000
(Term ends 1997)                            Booz Allen & Hamilton, Inc. (Management          (4,000)
                                            Consulting). Prior to July 1995, Senior Vice
                                            President of The Prudential Insurance Company
                                            of America.  From 1981 to July 1995, an officer
                                            of various Prudential companies.
                                            Director--Dexter Corporation.

John A. Hinds. . . .   59        1990      Executive Vice President, VeriFone, Inc.           9,700
(Term ends 1997)                           (Transaction Automation). Prior to March 1993,    (9,000)
                                           executive with AT&T; Director--Liberty
                                           Technologies, Inc.

Joseph J. Melone. . .  64        1988      President and Chief Executive Officer, The        11,500
(Term ends 1998)                           Equitable Companies Incorporated and Chairman    (10,000)
                                           of The Equitable Life Assurance Society of the
                                           United States. (Insurance and Financial
                                           Services). Prior to November 1990, President of
                                           The Prudential Insurance Company of America.
                                           Director--The Equitable Companies Incorporated,
                                           AT&T Capital.

David J. Roberts. . .  52        1994      Vice Chairman, since April 1, 1994, and Chief     46,199
(Term ends 1997)                           Financial Officer of the Corporation, since      (39,704)
                                           April 1987. Formerly held several financial
                                           positions with the Corporation and its
                                           subsidiaries.

Richard J. Swift. . .  51        1993      Chairman, President and Chief Executive Officer  110,664
(Term ends 1998)                           of the Corporation since April 1994. Formerly    (96,112)
                                           held several executive positions with the
                                           Corporation and its subsidiaries.
                                           Director--Public Service Enterprise Group
                                           Incorporated, Ingersoll-Rand Company.


-------------------------------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting powers. Approximately 25% of the shares owned by the Officers of the Corporation have restrictions on the sale of such shares.


(2) Because of a Director age restriction in the By-Laws, Mr. DeGhetto will retire on April 1, 1996.

                                                                                           SHARES OF
                                 FIRST            PRINCIPAL OCCUPATION                    COMMON STOCK
                                 YEAR            DURING PAST FIVE YEARS                      OWNED
NAME                   AGE      ELECTED          AND OTHER DIRECTORSHIPS                  BENEFICIALLY(1)
----                   ---      -------          -----------------------                  ------------
Charles Y. C. Tse. . . 70        1982       Retired, formerly Vice Chairman and President,   10,200
(Term ends 1997)                            International Operations, Warner-Lambert        (10,000)
                                            Company (Health Care); Director--Brandon
                                            Systems Corp., Transcell Technologies, Inc.



Robert Van Buren. . .  70        1988      Chairman, Smith Corona Corp (Business             14,966
(Term ends 1997)                           Equipment)(2); Chairman, Financial Facilities    (10,000)
                                           Management, Inc. (Property Management);
                                           1978-1991, Chairman and Chief Executive
                                           Officer of Midlantic Corporation (Banking);
                                           former Commissioner of the Port Authority
                                           of New York and New Jersey.


         Following is stock ownership information for Messrs. N. William Atwater, Henry E. Bartoli and Robert A. Whittaker, Officers of the Corporation who are listed in the compensation tables that follow, but are not included in the Director tabulations above:



                                                               SHARES OF
                                                              COMMON STOCK
                                                                 OWNED
      NAME                        TITLE                      BENEFICIALLY(1)
      ----                        -----                      ---------------
N. William Atwater      Executive Vice President -                 45,678
                        Engineering & Construction Group          --------
                                                                  (39,493)


Henry E. Bartoli        Vice President -                           25,252
                        Power Systems Group                       --------
                                                                  (20,833)

Robert A. Whittaker     Vice President -                           25,511
                        Energy Equipment Group                    --------
                                                                  (20,833)


All current Directors, Director nominees and Officers              575,777
of the Corporation as a group (23 persons). . . . . . . . . . .   --------
                                                                  (447,991)


        No individual Director, Director nominee or Officer of the Corporation owns 1% or more of the Corporation's Common Stock. The 23 members of the group own less than 1% of the Corporation's Common Stock.

        Based on a Schedule 13(G) filed on February 14, 1996, the following organization is known to Foster Wheeler to be the beneficial owner of more than five percent of the Common Stock of the Corporation.

                                                                AMT. AND NATURE OF
TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP   PERCENT OF CLASS
--------------       ------------------------------------      --------------------   -----------------
Common Stock           FMR Corp.                                     3,276,856            8.10%
                       82 Devonshire Street
                       Boston, MA 02109

        All shares are held with sole investment power; substantially all voting power resides in the Boards of Trustees of Funds controlled by a subsidiary of FMR Corp.


----------------------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals and the group have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting powers. Approximately 25% of the shares owned by the Officers of the Corporation have restrictions on the sale of such shares.


(2) Smith Corona Corporation commenced a voluntary case under Chapter 11 of the United States Bankruptcy Act on July 5, 1995.

                            COMMITTEES OF THE BOARD

         The Board of Directors of the Corporation has established standing committees to consider various matters and to make recommendations to the full Board as to proposed courses of action for the Board. Among the standing committees that have been established are the Audit Committee, the Committee on Nominees for Directors and Officers, the Compensation Committee, the Finance Committee and the Retirement Plan Committee.

         The members of the Audit Committee are Mr. Charles Y. C. Tse, Chairman; Mr. Eugene D. Atkinson; Ms. Martha Clark Goss; Mr. E. James Ferland; Mr. John A. Hinds; Mr. Joseph J. Melone; Dr. Frank E. Perkins and Mr. Robert Van Buren. During the last fiscal year, this Committee met three times. The functions of this Committee are to review Management's recommendations for the engagement or discharge of independent auditors; to review the audit programs planned by the independent auditors and the internal auditors, and to monitor program progress; to review compliance with Corporate policies; to review, in connection with the independent auditors, the results of the audit, the Corporation's financial statements and the Corporation's system of internal accounting control; to review fees of the independent auditors; and to report the Committee's findings to the full Board of Directors.

         The members of the Committee on Nominees for Directors and Officers are Mr. Joseph J. Melone, Chairman; Mr. Louis E. Azzato; Mr. John A. Hinds; Dr. Frank E. Perkins; Mr. Richard J. Swift and Mr. Charles Y. C. Tse. During the last fiscal year, this Committee held four meetings. The functions of this Committee are to recommend to the Board the nominees for election as Directors and Officers, and to consider performance of incumbent Directors and Officers to determine whether to nominate them for reelection. The Committee will consider Director nominees recommended by Stockholders. Such recommendations should be made by letter, including a description of the proposed nominee's qualifications, biographical information and willingness to serve, and sent to the attention of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809-4000.

         The Compensation Committee consists of Mr. Joseph J. Melone, Chairman; Mr. E. James Ferland; Dr. Frank E. Perkins; Mr. Charles Y. C. Tse and Mr. Robert Van Buren. During the last fiscal year, this Committee held four meetings. The functions of this Committee are to recommend to the Board compensation arrangements for Directors and Officers, and to approve specific benefits under such arrangements.

         Following are the members of the Finance Committee: Mr. E. James Ferland, Chairman; Mr. Eugene D. Atkinson; Ms. Martha Clark Goss; Messrs. John
A. Hinds; Joseph J. Melone; Frank E. Perkins; David J. Roberts; Charles Y. C. Tse and Robert Van Buren. Four meetings of this Committee were held during the last fiscal year. This Committee reviews the consolidated financial results of the Corporation; establishes payment schedules for dividends; and reviews matters that may have an impact on the Corporation's financial statements, including cash flows.

         The members of the Retirement Committee are: Mr. Robert Van Buren, Chairman; Ms. Martha Clark Goss; Messrs. Louis E. Azzato; E. James Ferland; John A. Hinds and David J. Roberts. Messrs. Robert D. Iseman and James E. Schessler are Ex Officio members. During the last fiscal year, three meetings of the Retirement Committee were held. The Committee's authority is to recommend the allocation of pension fund assets to the Board of Directors; recommend qualified investment managers and/or trustees for pension fund assets to the Board of Directors; monitor the results of the investment managers and/or trustees and meet during the year to discuss their performance; and set investment manager guidelines and objectives and recommend appropriate action to the Board if guidelines and objectives are not being met.

                           COMPENSATION OF DIRECTORS

         Ten regular meetings of the Board of Directors were held during the last fiscal year. During this period, each incumbent Director attended at least 92% of the aggregate of (i) the total number of meetings of the Board of Directors while a Director, and (ii) the total number of meetings held by all Committees of the Board while a member. Directors who are employees of the Corporation received no additional compensation for their services as Directors. Nonemployee Directors receive an annual retainer of $21,500 and $1,200 for each Directors' meeting attended. In addition, each nonemployee Director receives $1,200 for each meeting of a Committee of the Board attended; the Committee Chairman receives $2,000 for each such meeting.

         Effective October 15, 1995, for a term of one year, the Corporation has obtained insurance policies through National Union Fire Insurance Company of Pittsburgh, Pennsylvania and Continental Casualty Corporation in respect of indemnification of Directors and Officers. The scope of these policies is similar to coverage under prior policies held by the Corporation. The annual premium for this coverage is $340,000.

         The Corporation's Shareholders, at the 1990 Annual Meeting, approved The Directors' Stock Option Plan. Pursuant to The Directors' Stock Option Plan, each Director who is not an employee of the Corporation or one of its subsidiaries shall receive, following the Annual Meeting each year, a nonqualified option to purchase 2,000 shares of the Corporation's Common Stock. Such options have ten-year terms and become exercisable beginning one year after the date of grant at an option exercise price equal to the fair market value of the shares on the date of grant.

                       COMPENSATION OF EXECUTIVE OFFICERS

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The Executive Compensation Plan for executives of the Corporation was originally designed in 1987 by an independent consultant. It was reviewed, modified, and in 1988 approved and adopted by the Compensation Committee and the Board of Directors. Since then it has been regularly reviewed and modified by the Committee and the Board. The Plan is intended to meet two primary objectives: to attract and retain highly-qualified executives to manage the Corporation's business and to reward those executives if their performance and the Corporation's results so warrant. The Compensation Committee, subject to review by the Board, is responsible for the implementation and administration of all aspects of the Plan. Any payments made under this Plan are ultimately at the discretion of the Board. The Committee has considered the effects of certain provisions of the federal income tax laws relative to the deductibility of compensation to executive officers exceeding $1,000,000. The Committee has determined that there is no material impact on the Corporation at this time as a result of these provisions.

         BASE SALARY

         The first component of each executive's compensation is base salary. As part of its consideration relative to salary, the Committee reviews data for executives in similar positions in comparable companies as provided by an independent consultant and by the Corporation's staff, and in consultation with the Chief Executive Officer establishes a salary range for each executive. Comparable companies are those of similar size as well as those providing similar services and products to similar markets and customers. The Chief Executive Officer then proposes to the Committee a specific salary, within that range, for each executive. The Committee considers that proposal, and then recommends a salary for each executive to the Board for its consideration and approval. The Committee similarly recommends a salary within the appropriate range for the Chief Executive Officer, but without the participation of the Chief Executive Officer. In determining such salaries, the performance of each such executive, his or her experience and the performance of the business unit for which he or she is responsible, as well as performance of the Corporation as a whole, are all taken into account. The Corporation does not have a policy to predetermine specific compensation relative to the compensation paid by other companies. Actual salaries of the Chief Executive Officer and other officers were neither the highest nor lowest of salaries paid to officers of comparable companies.

         ANNUAL INCENTIVE

         The second component of each executive's compensation is an annual incentive payment. At the beginning of each year, corporate and business-unit earnings targets are formulated by the Chief Executive Officer, then reviewed by the Compensation Committee and, as proposed or modified, are recommended to the Board for its consideration and approval. The actual incentive payment is solely determined by measurement of actual performance of the Corporation and each business unit against the established targets. This payment can range from zero to 75 percent of annual salary in the case of the Chief Executive Officer and from zero to 60 percent of annual salary in the case of other officers depending upon the extent to which earnings targets are deficient, achieved, or exceeded.

         LONG-TERM INCENTIVES

         The Plan also provides for long-term incentives comprised of long-term performance units and stock options. Under the Plan, each executive is assigned long-term performance units which are valued and payable at the end of a three-year period. The value of a long-term unit is performance-based and is determined by the growth in earnings and return on equity during the three-year period. The number of performance units were determined in a manner such that certain growth in earnings and returns on equity would result in an incentive to the executives which together with salary and annual incentives would provide competitive total compensation. The actual payout was determined by the achievement of considerable earnings growth combined with a reasonable return on equity over a three-year cycle.

         The Plan also provides for long-term incentives to executives in the form of annual grants of stock options. Such options are exercisable in installments over three-year periods at the per-share market price of the Corporation's stock on the date of the award and, of course, become valuable only if the market price of the Corporation's stock increases.

                               ------------------


         As outlined above, pursuant to the Plan, the 1995 base salary for Mr. Swift was determined by the Committee within a range of salaries paid to chief executive officers of comparable companies, based on data provided by an independent consultant and by the Corporation's staff, and then recommended to the Board for its consideration and approval. The annual incentive payment, and long-term incentive payment were likewise determined by the Committee and recommended to the Board for its consideration and approval. The actual incentive awards were based, as the Plan provides, on the Corporation's performance in 1995 and on the Corporation's performance over the three-year period ended December 29, 1995, and were thus tied directly to factors tending to enhance shareholder value. In addition, in accordance with the Plan, the Committee recommended, and the Board approved, a stock option grant to Mr. Swift of 50,000 shares at the market price on January 3, 1995, exercisable in installments over a three-year period.



         The Committee and the Board considered that Mr. Swift's performance as Chief Executive Officer and the results achieved by the Corporation as of December 29, 1995, and over the 36-month period ended December 29, 1995, well supported the salary, incentive payments and stock options awarded, as his salary was in range with industry executives of similar responsibility, and since the Company performed satisfactorily with respect to its earnings targets and since long-term earnings growth and return on equity were substantial and resulted in an incentive payout per the Plan.


COMPENSATION COMMITTEE:

     Joseph J. Melone, Chairman               Charles Y. C. Tse
     E. James Ferland                         Robert Van Buren
     Frank E. Perkins

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following Directors served on the Compensation Committee during the last fiscal year: Messrs. Joseph J. Melone, Chairman; E. James Ferland; Leland E. Boren; Frank E. Perkins; John Timko, Jr.; Charles Y.C. Tse and Robert Van Buren. Mr. Timko retired as an Officer of Foster Wheeler in May 1978. Messrs. Boren and Timko have since retired from the Board of Directors. Mr. Swift serves on the Board of Public Service Enterprise Group Incorporated. Mr. Ferland is the Chairman, President and Chief Executive Officer of that company.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The following line graph compares the five-year cumulative total shareholder return of (i) Foster Wheeler Corporation Common Stock, (ii) the S&P 500 Index, (iii) the S&P Engineering and Construction (E&C) Index, and (iv) a line-of-business index consisting of the Dow Jones Heavy Construction Industry Group and McDermott International, Inc., which was added to more closely represent the business of the Corporation.

         Foster Wheeler Corporation chose the Dow Jones Heavy Construction Industry Group and McDermott International, Inc. (the "Industry Group") in place of the S&P Engineering and Construction (E&C) Index (used in the immediately preceding fiscal year) because Standard and Poors eliminated a company from the S&P (E&C) Index in 1995, leaving only two companies in the S&P (E&C) Index at the year end 1995.

         In the preparation of the line graph, the following assumptions have been used: (i) $100 was invested on December 31, 1990 in Foster Wheeler Common Stock, the S&P 500 Index, the S&P (E&C) Index, and the Industry Group, and (ii) dividends were reinvested. Foster Wheeler Corporation Common Stock was trading at $22.375 at year-end in 1990 and at $42.50 at year-end in 1995.



                      FIVE-YEAR CUMULATIVE TOTAL RETURNS

                                  [FIGURE 1]



                                 YEARS ENDING

                Dec. 90    Dec. 91    Dec. 92    Dec. 93    Dec. 94    Dec. 95
-------------------------------------------------------------------------------
Foster Wheeler     100     120.69      134.27     159.03     144.05     210.31
S&P 500 Index      100     130.47      140.41     154.56     156.60     215.45
S&P (E&C) Index    100     120.80      119.03     124.74     119.75     170.12
Industry Group     100     114.15      117.91     122.17     114.73     150.39

                           SUMMARY COMPENSATION TABLE

         The following is a tabulation of compensation paid or set aside by the Corporation and its subsidiaries during each of the Corporation's last three fiscal years for the Chief Executive Officer ("CEO") and the four most highly-compensated executive officers of the Corporation, other than the CEO, who were serving as executive officers at the end of the last fiscal year.


-------------------------------------------------------------------------------------------------------------
                                ANNUAL COMPENSATION      LONG-TERM COMPENSATION
                                -------------------     -----------------------
                                                         AWARDS       PAYOUTS
                                                        -----------------------
           NAME                                         SECURITIES
           AND                                          UNDERLYING     LONG-TERM             ALL
        PRINCIPAL                              BONUS     OPTIONS/      INCENTIVE            OTHER
         POSITION       YEAR    SALARY ($)      ($)      SARS (#)     PAYOUTS($)(2)    COMPENSATION($)(1)
-------------------------------------------------------------------------------------------------------------
Richard J. Swift        1995    $575,000       $338,886   50,000       $411,114            $4,500
Chairman, President     1994    $490,449       $223,109   64,167       $301,891            $4,500
& CEO                   1993    $375,000       $151,950   12,500       $216,996            $4,497
-------------------------------------------------------------------------------------------------------------
David J. Roberts        1995    $343,500       $200,000   25,000       $300,000            $4,500
Vice Chairman           1994    $325,288       $120,120    9,167       $209,880            $4,500
                        1993    $300,000       $121,560    7,500       $162,000            $4,497
-------------------------------------------------------------------------------------------------------------
N. William Atwater      1995    $347,500       $182,000   25,000       $269,250            $4,500
Executive Vice          1994    $315,000       $ 99,540    7,500       $215,460            $4,500
President               1993    $300,000       $147,390    7,500       $212,610            $4,497
-------------------------------------------------------------------------------------------------------------
Henry E. Bartoli        1995    $270,500       $148,775   25,000       $255,750            $4,500
Vice President          1994    $260,000       $117,260    7,500       $111,750            $4,500
                        1993    $250,008       $137,825    7,500       $ 13,500            $4,497
-------------------------------------------------------------------------------------------------------------
Robert A. Whittaker     1995    $270,500       $ 77,000   25,000       $276,000            $4,500
Vice President          1994    $260,000       $ 99,008    7,500       $160,992            $4,500
                        1993    $250,008       $137,825    7,500       $ 88,500            $4,497
-------------------------------------------------------------------------------------------------------------



(1)      Corporation match on Employee 401(k) contribution.


(2) No specified performance target, goal or condition to payout was waived with respect to any amount included in this column.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

         As part of the long-term incentive portion of the Corporation's Executive Compensation Plan, "performance units", which ultimately may pay out in cash upon completion of a three-year cycle, are awarded annually to Corporate Officers. The following table sets forth awards in 1995 to the named individuals, along with the assumed values of the awards at the end of the three-year Plan cycle. The ultimate value of the award will be based upon the Corporation's earnings growth rate and return on equity. For a discussion of award criteria see the Long-Term Incentives section of the Compensation Committee Report on Executive Compensation which appears earlier in this Proxy Statement.


--------------------------------------------------------------------------------------------------
                                                           ESTIMATED FUTURE PAYOUTS UNDER
                                                           ------------------------------
                                                             NON-STOCK PRICE-BASED PLANS
                                                             ---------------------------

                  NUMBER OF          PERFORMANCE OR
               SHARES, UNITS OR    OTHER PERIOD UNTIL
NAME           OTHER RIGHTS (#)   MATURATION OR PAYOUT  THRESHOLD ($)   TARGET ($)   MAXIMUM ($)
--------------------------------------------------------------------------------------------------
R. J. Swift          300                  3 Years             0           $300,000   $600,000
--------------------------------------------------------------------------------------------------
D. J. Roberts        200                  3 Years             0           $200,000   $400,000
--------------------------------------------------------------------------------------------------
N. W. Atwater        150                  3 Years             0           $150,000   $300,000
--------------------------------------------------------------------------------------------------
H. E. Bartoli        150                  3 Years             0           $150,000   $300,000
--------------------------------------------------------------------------------------------------
R. A. Whittaker      150                  3 Years             0           $150,000   $300,000
--------------------------------------------------------------------------------------------------

                       OPTION GRANTS IN LAST FISCAL YEAR


         Following is a table dealing with stock option grants which were made to the named individuals during the last completed fiscal year. The options were granted pursuant to the terms of the Corporation's Executive Compensation Plan and the 1984 Stock Option Plan, which provides that ten-year term options are to be awarded at market value on the date of the award. One-third of an option becomes exercisable after one year, two-thirds after two years and the entire option is exercisable after three years.


---------------------------------------------------------------------------------------------------------------
                  NUMBER OF
                  SECURITIES         % OF TOTAL
                  UNDERLYING       OPTIONS GRANTED        EXERCISE OR                            GRANT DATE
                    OPTIONS        TO EMPLOYEES IN         BASE PRICE        EXPIRATION         PRESENT VALUE
NAME              GRANTED (#)        FISCAL YEAR            ($/SHARE)           DATE               $(1)
---------------------------------------------------------------------------------------------------------------
R. J. Swift        50,000                10.7%                $30.00           1/1/05              $676,500
---------------------------------------------------------------------------------------------------------------
D. J. Roberts      25,000                 5.3%                $30.00           1/1/05              $338,250
---------------------------------------------------------------------------------------------------------------
N.W. Atwater       25,000                 5.3%                $30.00           1/1/05              $338,250
---------------------------------------------------------------------------------------------------------------
H. E. Bartoli      25,000                 5.3%                $30.00           1/1/05              $338,250
---------------------------------------------------------------------------------------------------------------
R. A. Whittaker    25,000                 5.3%                $30.00           1/1/05              $338,250
---------------------------------------------------------------------------------------------------------------



(1) Based on the Black-Scholes option pricing model, using the following assumptions: 1) the stock price on the day the options were issued was $30;
2) the option exercise price is $30 per share, the price of the stock on the date of option issue; 3) the dividend yield of the stock was 2.20%. (This was based upon the actual dividend yield as of January 2, 1995); 4) the expected term of the options is 7.50 years; 5) the risk free rate of return on the issuance date for the term of the option was 7.90% (the Treasury Bond Rate for 7.50 years as of January 3, 1995); and 6) the volatility of the stock was calculated empirically to be .3875%, using Foster Wheeler stock pricing data for the 90 trading days immediately preceding the date of issuance of the options.


                               PENSION PLAN TABLE

         The following table shows estimated annual benefits payable upon retirement (including amounts attributable to any defined benefit supplementary or excess pension award plans) in specified compensation and years of service classifications.

                      YEARS OF SERVICE AFTER APRIL 1, 1976
                -------------------------------------------------
                  15         20       25        30         35
Remuneration      --         --       --        --         --
$  400,000..... $ 72,000  $ 96,000  $120,000  $144,000  $168,000
$  500,000..... $ 90,000  $120,000  $150,000  $180,000  $210,000
$  600,000..... $108,000  $144,000  $180,000  $216,000  $252,000
$  700,000..... $126,000  $168,000  $210,000  $252,000  $294,000
$  800,000..... $144,000  $192,000  $240,000  $288,000  $336,000
$  900,000..... $162,000  $216,000  $270,000  $324,000  $378,000
$1,000,000..... $180,000  $240,000  $300,000  $360,000  $420,000
$1,100,000..... $198,000  $264,000  $330,000  $396,000  $462,000
$1,200,000..... $216,000  $288,000  $360,000  $432,000  $504,000
$1,300,000..... $234,000  $312,000  $390,000  $468,000  $546,000
$1,400,000..... $252,000  $336,000  $420,000  $504,000  $588,000

         The Corporation's current pension plan was amended as of April 1, 1993, and is solely noncontributory. For service after April 1, 1976, the retirement benefit is based on average monthly earnings (which would include amounts in the "Salary," "Bonus" and "Long-Term Incentive Payouts" columns in the Summary Compensation Table which appears above) during the 60 highest consecutive months in the last 120 months of employment. The benefits in the foregoing table are not subject to any deduction for Social Security or other offset amounts. The (i) credited years of service after April 1, 1976, assuming retirement at the normal retirement age of 65, and (ii) the amount of annual "frozen benefits" earned prior to the current plan (which would be additive to benefits under the current plan) for those individuals named in the Summary Compensation Table are as follows: R. J. Swift: 31 1/2 years - $399;
D. J. Roberts: 21 years - $427; N. W. Atwater: 23 1/2 years - $10,259; H. E.
Bartoli: 18 1/2 years - $0; R. A. Whittaker: 19 years - $0.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, for the named individuals, the number of shares of Foster Wheeler Common Stock acquired upon option exercise during 1995, the value realized (spread between the market price on the date of exercise and the option price) as the result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 31, 1995.

----------------------------------------------------------------------------------------------------
                                                          NUMBER OF SECURITIES          VALUE
                                                              UNDERLYING           OF UNEXERCISED
                                                             UNEXERCISED            IN-THE-MONEY
                                                              OPTIONS AT             OPTIONS AT
                                                              FY-END (#)              FY-END ($)

            SHARES ACQUIRED ON           VALUE                EXERCISABLE/          EXERCISABLE/
NAME             EXERCISE (#)         REALIZED ($)           UNEXERCISABLE          UNEXERCISABLE
----------------------------------------------------------------------------------------------------
R. J. Swift             0                   0                 70,555/63,612        $424,577/$772,614
D. J. Roberts           0                   0                 25,816/33,611        $628,482/$405,313
N.W. Atwater            0                   0                 26,160/32,500        $436,453/$394,688
H. E. Bartoli           0                   0                  7,500/32,500         $92,656/$394,688
R. A. Whittaker         0                   0                  7,500/32,500         $92,656/$394,688

                         CHANGE OF CONTROL ARRANGEMENTS

         On September 26, 1995, the Board of Directors authorized the Corporation to enter into change of control employment agreements ("Agreements") with eleven of its Officers, including the Officers listed in the preceding tables ("Executives"). The Agreements provide that if, within three years of a "change of control", as defined in the Agreements, the Corporation terminates an Executive's employment other than for "cause" (defined as failure to perform his duties or engaging in illegal or gross misconduct) or disability or if the Executive terminates employment for "good reason," (defined as diminution of duties or responsibilities, the Corporation's failure to compensate the Executive, a change in workplace, the Corporation's purported termination of the Agreement or failure to comply with the Agreement), the Executive will be entitled to receive a lump-sum cash payment of the following amounts: (a) the Executive's base salary through the date of termination, plus (b) a proportionate annual bonus, plus (c) three times the sum of the Executive's base salary, the highest annual bonus and the highest long-term bonus for any of the most recent three cycles completed before the change of control, plus (d) unpaid deferred compensation and vacation pay. The Agreements also provide for a five-year continuation of certain employee welfare benefits and a lump sum payment equal to the actuarial value of the service credit under the Corporation's qualified and supplemental retirement plans the Executive would have received if he had remained employed for three years after the date of his termination. The Corporation will also provide the Executive with outplacement services. Finally, the Executive may tender restricted stock (whether vested or not) in exchange for cash. However, if any payments to the Executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under
Section 4999 of the Internal Revenue Code of 1986, as amended,the Corporation will make an additional payment to put the Executive in the same after-tax position as if no excise tax had been imposed. Any legal fees and expenses arising in connection with any dispute under the Agreements, will be paid by the Corporation.

         In addition to the Agreements, there are other contracts and arrangements whereunder the Executives listed in the foregoing tables will receive payments from the Corporation in the event of a change of control. Under the Executive Compensation Plan, which is discussed in detail in the Compensation Committee Report on Executive Compensation above, individual participant accruals are paid to the participants within ten days after a change of control. This Plan also provides that transfer restrictions on Corporation Common Stock received by an executive, at his option in lieu of a cash incentive payment, lift upon a change of control. "Units" (limited stock appreciation rights) which may have been granted under the 1984 Stock Option Plan of Foster Wheeler Corporation become exercisable upon a change in control. Under the 1995 Stock Option Plan of Foster Wheeler Corporation, the Executive has the right to surrender his option to the Corporation and receive, in cash, the difference between the fair market value of the shares covered by the option and the exercise price of the option. The Management Incentive Life Program ("Incentive Program") and the Supplemental Executive Retirement Plan ("SERP") are annuity contracts between the Corporation and employees that contain change of control provisions. The Incentive Program allows continuation in the program until retirement age in the event of a change of control, with a subsequent termination of employment within three years. A participant in the SERP receives the equivalent actuarial value of his benefit immediately upon a change of control.

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       CHANGE IN AUTHORIZED CAPITAL STOCK

         The Corporation's Board of Directors has unanimously approved and recommends that the stockholders approve an Amendment to the Certificate of Incorporation of the Corporation to increase the number of shares of Common Stock which the Corporation is authorized to issue from 80,000,000 shares of Common Stock to 160,000,000 shares of Common Stock.


         The proposed additional 80,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Corporation are not entitled to preemptive rights. As of March 15, 1996, there were issued and outstanding 40,500,686 shares of Common Stock, 2,509,623 shares were reserved for issuance upon the exercise of options under the 1984 and 1995 Stock Option Plans and the Directors' Stock Option Plan and an additional 10,895 shares were held as treasury stock by the Corporation.



         The Board believes that authorization of the additional shares of Common Stock may be required for the Corporation's future growth, both through acquisitions and through expansion of existing business, or by reason of stock dividends or splits, which in the long run may tend to broaden ownership of the Corporation's stock. Authorization of such additional shares in such event could significantly improve the Corporation's bargaining position in negotiating possible acquisitions of other businesses and in the handling of any merger proposals which might be offered. Such authorization will also provide the Corporation with greater flexibility in financing future expansion of its existing business. The Corporation presently has no commitments or understanding for the issuance of shares of Common or Preferred Stock or for stock dividends or splits, although such matters have been and will continue to be considered from time to time. The Board does not intend to issue any shares except upon terms that the Board deems to be in the best interest of the Corporation and its shareholders.


         The additional shares of Common Stock which are proposed for authorization may be issued at the discretion of the Board of Directors for any corporate purpose without further action by the shareholders, except as required by law, applicable stock exchange regulations or otherwise. The Rules and Regulations of The New York Stock Exchange, Inc., as currently in effect, would require shareholder approval in connection with an issuance of Common Stock (including securities convertible into Common Stock) in any transaction or a series of related transactions, other than a public offering for cash, if (i) the Common Stock to be issued has voting power equal to or in excess of 20% of the voting power outstanding before such issuance, (ii) the number of shares of Common Stock to be issued is equal to or in excess of 20% of the Common Stock outstanding before such issuance, or (iii) the issuance would result in a change of control of the Corporation.


         The Board believes it will be advantageous to Foster Wheeler and its shareholders for Management to be in a position to act promptly with respect to stock dividends and splits, and with respect to investment in, or acquisition of, other companies, without the expense and passage of time necessarily involved in arranging special meetings of the shareholders to authorize additional shares, particularly where the number and value of shares to be issued is relatively small. Foster Wheeler will solicit shareholder approval of any acquisition, investment or other transaction involving issue of shares of capital stock when required to do so by law, the Rules and Regulations of The New York Stock Exchange, Inc. or if otherwise deemed advisable by Management.


         An increase in the number of authorized shares of Common Stock could enable the Board of Directors to take certain actions making it more difficult for a third party to acquire control of the Corporation. This proposed Amendment to the Certificate of Incorporation is not made in response to any takeover offer and the Corporation is not aware of any such offer. The issuance of additional shares by the Corporation may also have a dilutive effect on earnings per share and would have a dilutive effect on the percentage ownership interest of the present holders of the Corporation's Common Stock.


         The proposed amendment to the Certificate of Incorporation will not revise the par value of the Common Stock from the present $1.00 per share.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


         The Board of Directors has selected Coopers & Lybrand L.L.P. as auditors of the Corporation for 1996, subject to the approval of the Stockholders. Coopers & Lybrand L.L.P. is a firm of independent certified public accountants, with broad international practice, which has no direct or indirect financial interest in the Corporation or its subsidiaries. Coopers & Lybrand L.L.P. was first selected as auditors of the Corporation for the year 1977.



         With exception of tax-related matters, the services provided by the auditors to Foster Wheeler and its subsidiaries for 1995 were substantially audit-related. These audit functions included review of the financial statements for the year 1995, Securities and Exchange Commission periodic filings, the Annual Report to Stockholders and special reports required by loan agreements. Coopers & Lybrand L.L.P. was paid $1,330,000 for audit-related services for 1995.



         A member of Coopers & Lybrand L.L.P. will attend the Annual Meeting and will be available to answer questions of the Stockholders present, and to make a statement if he desires to do so.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.


                                VOTING PROCEDURE

         In 1992, the Corporation adopted a confidential voting policy in connection with Annual Meetings of Stockholders. In essence, the policy provides for independent vote tabulations and inspectors, and that, with exceptions, Stockholder votes not be disclosed to the Corporation.

         Under Securities and Exchange Commission Rules, boxes and a designated blank space are provided on the proxy card for Stockholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the nominees for Director. New York law and the Corporation's By-Laws require the presence of a quorum for the Annual Meeting, which is defined as a majority of the votes entitled to be cast at the Meeting. Votes withheld from Director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer "non-votes", which are defined in the second paragraph below, are not counted for quorum purposes.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval: (1) The election of Directors, (2) The amendment of the Corporation's Certificate of Incorporation, and (3) The ratification of the selection of auditors. The amendment of the Certificate of Incorporation and the selection of the Corporation's auditors must be approved by a majority of the votes cast on each matter. Abstentions are not counted in determining the number of votes cast in connection with these two items. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting.

         Like abstentions, broker-dealer "non-votes" are not counted in calculating the number of votes cast on the above-noted matters. The New York Stock Exchange has advised the Company that the election of Directors, amendment of the Corporation's Certificate of Incorporation and selection of auditors are considered "routine" items upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within 10 days of the Annual Meeting.

         None of the items being voted upon is such as to afford a right of appraisal or similar right to Stockholders who fail to vote or dissent as to any action taken with respect thereto.

                              1997 ANNUAL MEETING


         The 1997 Annual Meeting of Stockholders is scheduled to be held on April 29, 1997. The location has not yet been determined. Stockholder proposals must be received by the Secretary of the Corporation on or before November 21, 1996, to be included in the proxy material for the 1997 Annual Meeting of Stockholders.



                                 OTHER MATTERS

         The expense of preparing, printing and mailing this Proxy Statement and the accompanying material will be borne by the Corporation. Solicitation of individual Stockholders may be made by mail, personal interviews, telephone, facsimile, telecopy or telegraph by Officers and regular employees of the Corporation who will receive no additional compensation therefor. In addition, the Corporation has engaged Georgeson & Company, Inc. to solicit proxies from brokers and nominees at a cost of $5,500, plus out-of-pocket expenses. The Corporation will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

         The Board of Directors of Foster Wheeler knows of no other business to be presented at the meeting, but if matters other than those referred to above do properly come before the meeting, it is intended that the persons named in the proxy will vote with respect thereto in accord with their best judgment.

                                            By Order of the Board of Directors



                                            JACK E. DEONES
                                            Vice President and Secretary

March 22, 1996

PROXY

                           FOSTER WHEELER CORPORATION
            ANNUAL MEETING OF STOCKHOLDERS-TUESDAY APRIL 30, 1996
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Foster Wheeler Corporation hereby appoints Richard J. Swift, Thomas R. O'Brien, and Jack E. Deones, and each with the full power of substitution, to vote as designated on the reverse side, all the shares of common stock of Foster Wheeler Corporation held of record in the name of the undersigned as of March 15, 1996, at the Annual Meeting of Stockholders to be held in the Grand Ballroom of the Hanover Marriott Hotel, 1401 Route 10 East, Whippany, New Jersey at 2:00 p.m. on Tuesday, April 30, 1996 or any adjournments thereof.

    Please Mark, Sign, Date and promptly return this proxy card using the enclosed envelope.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

          (Continued, and to be dated and signed, on other side)

--------------------------------------------------------------------------------
                          FOLD AND DETACH HERE

                         HANOVER MARRIOTT HOTEL
                         ----------------------
                1401 ROUTE 10 EAST, WHIPPANY, N.J. 07981
                              201-538-8811

                DIRECTIONS TO THE HANOVER MARRIOTT HOTEL

FROM 287 SOUTHBOUND
-------------------
Exit 39 B (Route 10 W). Route 10 W. Past Dryden Way to U-Turn, follow signs for Cedar Knolls/Ridgedale Avenue. Follow U-Turn onto Route 10 East. Hotel entrance is on the right.

FROM 287 NORTHBOUND
-------------------
Exit 39. Follow signs for Route 10 West/Dover. Follow Route 10 West past Dryden Way to U-Turn, follow signs for Cedar Knolls/Ridgedale Avenue. Follow U-Turn onto Route 10 East. Hotel entrance is on the right.

FROM 24 WESTBOUND
-----------------
Take exit for Interstate 287 North to Exit 39. Follow signs for Route 10 West/Dover. Follow Route 10 West past Dryden Way to U-Turn, follow signs for Cedar Knolls/Ridgedale Avenue. Follow U-Turn onto Route 10 East. Hotel entrance is on the right.

FROM NEWARK INTERNATIONAL AIRPORT
---------------------------------
Take Route 78 West to Route 24 West. Continue on Route 24 West and take exit for Interstate 287 North. Refer to directions from Interstate 287 North from above.

FROM MANHATTAN
--------------
Take the Lincoln Tunnel to Route 3 West. Route 3 West to Interstate 80 West. I-80 West to Interstate 287 South. Refer to directions from Interstate 287 South from above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.        PLEASE MARK           /x/
                                                                        YOUR VOTES AS
                                                                        INDICATED IN
                                                                        THIS EXAMPLE

1.  ELECTION OF FIVE DIRECTORS
    Nominees are Messrs. Louis E. Azzato, David J. Farris, E. James Ferland, Frank E. Perkins and Ms. Constance J. Horner


        FOR                    WITHHELD                (INSTRUCTIONS: To withhold authority to vote for any individual nominee,
        / /                    / /                     line through the nominee's name in the list above.)


2.  Act upon a proposal to amend the                            3. Ratify selection of Coopers & Lybrand as
    Corporation's Certificate of Incorporation.                    independent auditors.
        FOR     AGAINST         ABSTAIN                         FOR        AGAINST      ABSTAIN
        / /       /  /           /  /                           / /          / /          / /


                                                                        I PLAN TO ATTEND THE MEETING  / /

                                                                     Signature(s) should be exactly as name(s) appear on
                                                                     this proxy. If stock is held jointly, each holder should
                                                                     sign. If signing is by attorney, executor, administrator,
                                                                     trustee or guardian, please give full title.

                                                                     Dated:                                     , 1996
                                                                           -------------------------------------


                                                                     ------------------------------------------------------------
                                                                                              Signature

                                                                     ------------------------------------------------------------
                                                                                              Signature

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE.


                                ANNUAL MEETING
                                      OF
                   FOSTER WHEELER CORPORATION STOCKHOLDERS

                            TUESDAY, APRIL 30, 1996
                                    2:00 P.M.
                                GRAND BALLROOM
                            HANOVER MARRIOTT HOTEL
                              1401 ROUTE 10 EAST
                             WHIPPANY, NEW JERSEY


================================================================================
                                     Agenda

*  Election of Directors
*  Act upon a proposal to amend the Corporation's Certificate of Incorporation
*  Ratification of the appointment of independent public accountants
*  Report on the progress of the Corporation
*  Question and answer period
================================================================================